FOR IMMEDIATE RELEASE


                         TOM MALONE APPOINTED PRESIDENT
                          OF AUDIOVOX ELECTRONICS CORP.

HAUPPAUGE, NY, APRIL 9, 2007 - Audiovox Corporation (NASDAQ: VOXX). Patrick M. Lavelle, President and CEO of Audiovox Corporation announced today that effective immediately, Thomas C. Malone has been appointed President of the Company's wholly-owned subsidiary, Audiovox Electronics Corporation (AEC). AEC markets consumer and mobile electronics products, which include mobile video, mobile multi media, security, navigation and satellite radio to the retail, expeditor and 12-Volt industries.

"It is with great pleasure that I announce Tom's appointment as President of AEC," said Lavelle. "I have personally worked with him for over 20 years and his contributions to our organization have enabled us to become a market leader in both mobile and consumer electronics. Our company has grown organically, through acquisition and by developing the right products and strategy to take advantage of market opportunities. Tom's contributions in helping us integrate our acquisitions, develop new product lines and grow our customer base have been key reasons why Audiovox is a recognized leader today. I look forward to his continuing contributions and am confident in our future with Tom at the helm of AEC."

Mr. Malone joined Audiovox in 1986 as a vehicle security specialist, developing products with the Company's overseas vendors and programs in the 12-Volt, Expeditor and DYI (Do it Yourself) security markets. Over time, his responsibilities expanded to include management of the Company's core product lines, including mobile video, auto sound, navigation, satellite radio and consumer electronics. Given his success in these key markets, in 2006, he was promoted to Senior Vice President of Sales, responsible for managing the Company's complete portfolio of brands, which include Audiovox, Jensen, RCA, Advent, Acoustic Research, Phase Linear, Code Alarm and Terk. In addition to sales, he is also heavily involved in product development for both the mobile and consumer electronics portfolios.

Prior to joining Audiovox, Mr. Malone served as Vice President for Primary Security, a New York based vehicle security manufacturer. He currently sits on the board of the Mobile Electronics Division of the Consumer Electronics Association (CEA) and is involved in other industry organizations.

About Audiovox
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics products both domestically and internationally under a family of its owned brands that include among others, Audiovox, RCA, Jensen, Acoustic Research and Phase Linear. The Company's products are marketed to a wide variety of customers through several distinct distribution channels. The Company also is an OEM (Original Equipment Manufacturer) supplier to a number of vehicle manufactures both domestic and international. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe Harbor Language
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2005 and its Form 10-Q for the fiscal third quarter ended November 30, 2006.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com